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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of United Parcel Service, Inc. on Form S-8 of our report dated February 8, 1999 (August 16, 1999 as to Note 4) (relating to the consolidated financial statements of United Parcel Service of America, Inc.), appearing in Registration Statement No. 333-83347 on Form S-1 of United Parcel Service, Inc., and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP

Atlanta, Georgia
December 20, 1999